CENTRUE BANK 401(k) PROFIT
SHARING PLAN AND TRUST
December 31, 2008 and 2007

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157566 on Form S-8 of Centrue Financial Corp., of our report dated June 23, 2009, appearing in this Annual Report on Form 11-K of the Centrue Bank 401(k) Profit Sharing Plan and Trust for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2009